Exhibit 99.1

IonQ Announces Record 3Q26 Revenues and Raises FY2026 Guidance to $505 - $515 Million as Backlog Grows to $1.2 Billion
Revenue, GAAP EPS and Adjusted EPS All Exceed Consensus Estimates*

●
Reported GAAP Revenue of $173.8 Million, Up 336% Year-over-Year, Marking the Sixth Consecutive Record Quarter
●
Raises Full Year Revenue Guidance to $505 to $515 Million and Expects 110% Year-Over-Year Growth in Quantum Computing
●
IonQ Platform Segment Revenue Up 127% to $90.3 Million on Global Tempo Quantum Computer Deployments
●
SkyWater Foundry Services Segment Revenue of $83.5 Million; Non-IonQ Quantum Customer Revenue Up More than 30% Year-over-Year as SkyWater Quantum Solutions is Launched
●
Only Trapped Ion Company Advanced to Stage C of the Defense Advanced Research Projects Agency’s Quantum Benchmarking Initiative, with a Potential Program Value of up to $300 Million
●
Superion 256 System Will Be the First On-Premise Quantum Computer at NVIDIA’s Accelerated Quantum Research Center
●
Extends Quantum Security Platform by Acquiring Elisity to Identify Vulnerabilities, Enforce Zero Trust and Provide Cryptographic Agility for Customers as they Prepare for the Quantum Era
●
Remains Best-Capitalized Pure-Play Quantum Company with $3.7 Billion in Cash, Cash Equivalents and Investments as of September 30, 2026 Pro-Forma for October 16, 2026 Equity Offering

*Adjusted EPS is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” below, and is reconciled to GAAP EPS, the closest comparable GAAP measure at the end of this release.

COLLEGE PARK, Md. – November 5, 2026 – IonQ (NYSE: IONQ), the world’s leading full-stack quantum platform and foundry, today announced financial results for the quarter ended September 30, 2026.

“I am pleased to report that IonQ delivered its sixth consecutive quarter of record results and the strongest quarter in our company’s history,” said Niccolo de Masi, Chairman and CEO. “Third quarter revenue of $173.8 million reflects increasing demand for our quantum technologies and the benefits of our vertically integrated quantum manufacturing capabilities through SkyWater.”

de Masi continued, “Recent developments have provided meaningful validation of our technology and commercial strategy. We are deeply proud that IonQ is the only trapped-ion company to advance to DARPA Stage C. This final stage of DARPA’s Quantum Benchmarking Initiative includes a potential program value of up to $300 million. In addition, NVIDIA will deploy a Superion 256 system as the first on-premise quantum computer at its Accelerated Quantum Research Center – connected directly to its AI supercomputing infrastructure. Both decisions underscore IonQ’s relentless focus on leading the industry with deployable quantum computers – built for data centers and designed to work with classical computing.”

de Masi concluded, “IonQ is building the quantum ecosystem as the first vertically integrated quantum technology company that spans computing, networking, sensing, and security. At SkyWater, we were pleased to welcome Qolab, founded by Nobel Prize winner John Martinis, as a new quantum customer. We also extended our multi-year collaboration with D-Wave and launched our OnRamp Foundry Initiative to accelerate quantum startups from laboratory prototype to commercial manufacturing.”

“One of our customers’ most urgent needs today is cybersecurity that protects them now and keeps them protected as post-quantum standards evolve. Our acquisition of Elisity extends our strategy to meet that need, adding Zero

Trust technology that is both a perfect complement and accelerant to our PQC and QKD solutions. We are focused on integrating and leveraging IonQ’s differentiated solutions to drive durable growth and long-term profitability.”

Third Quarter and Recent Commercial Highlights

IonQ Platform

●
$33 Million Multi-Product Contract with SDT to Deploy Superion 256 Quantum Computer and Quantum Memory Platform
●
$28 Million Contract through the DARPA It’s About Time Program to Deliver 25 Optical Atomic Clocks for Mission-Critical Applications, with $30 Million Option for 100 Additional Production Units
●
$25 Million Contract with Florida International University to Deploy Superion 256 Quantum Computer
●
$8.2 Million Contract with Congruity360 to Deploy IonQ’s PQC and QKD Solutions, Protecting Sensitive Enterprise Data for Clients across the U.S.
●
Awarded $7.5 Million Follow-On Funding from the Air Force Research Laboratory to Advance Full-Stack Quantum Networking
●
Signed Memorandum of Understanding with Northrop Grumman to Collaborate on Supply Chain Optimization, Materials Science, Quantum Computing, Networking and Chemistry
●
Signed Strategic Partnership with Carahsoft to Help Federal Agencies and Their Industry Partners Advance Quantum Adoption

SkyWater Foundry Services

●
Extended Quantum Manufacturing Collaboration with D-Wave Through Multi-Year Agreement to Support Its Dual-Platform Superconducting Roadmap
●
Won Multi-Year Commercial Foundry Contract with New Quantum Customer Qolab for SkyWater’s Newly Launched SC250 Superconducting Platform
●
Launched Industry’s First Quantum Manufacturing Platforms SC250 and SP90, and OnRamp Initiative to Bring Early-Stage Quantum Hardware Startups into the Foundry

“I am thrilled that we continued our growth trajectory in the third quarter, with revenue up 336% year-on-year. Major drivers included global deployments of our IonQ Tempo quantum computers, deliveries of our quantum sensing and space-based solutions, and closing on our acquisition of SkyWater, which had a very strong quarter of its own,” said Inder Singh, COO and CFO. “Our Remaining Performance Obligations more than doubled to $1.2 billion, even as we converted our backlog into record third quarter revenues. This was an especially strong quarter in quantum computing, which represented approximately two-thirds of new contract dollars signed by our IonQ Platform segment, driven by Superion 256 demand. We are pleased to raise our full-year 2026 revenue guidance to an industry record of more than half a billion dollars.”

Singh continued, “IonQ’s strong balance sheet, including $3.7 billion in cash and equivalents pro forma with our recent equity offering, gives us incredible financial firepower to continue investing in our technology, manufacturing infrastructure, and commercial capabilities as we scale the business and capitalize on the growing demand for quantum solutions.”

Third Quarter Financial Highlights

●
Recognized revenue of $173.8 million for the third quarter, which represents 336% year-on-year growth

●
Cash, cash equivalents, and investments were $1.7 billion as of September 30, 2026 and $3.7 billion pro-forma for the $2.0 billion equity offering that closed on October 16, 2026
●
Net income attributable to IonQ was $564.0 million and GAAP EPS was $1.42 for the third quarter, reflecting the non-cash mark-to-market impact of warrants
●
Adjusted EBITDA loss was ($133.6) million and Adjusted EPS was ($0.29) for the third quarter *

*Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” below, and are reconciled to net income (loss) and GAAP EPS, the closest comparable GAAP measures, respectively, at the end of this release.

2026 Financial Guidance

●
For the full year 2026, IonQ is raising its revenue guidance to between $505 million and $515 million. For the full year, IonQ expects strong growth of 110% year-on-year in its quantum computing revenue

Third Quarter 2026 Conference Call

IonQ will host a conference call at 4:30 PM Eastern time today to discuss its results for the third quarter ended September 30, 2026 and to provide a business update. The call will be accessible by telephone at 1-888-349-0106 (domestic) or 1-412-902-0131 (international) with access code 7647193. The call will also be available live via webcast on the company’s website here, or directly here. A replay of the conference call will be available approximately three hours after its conclusion at 1-855-669-9658 (domestic) or 1-412-317-0088 (international) with access code 7647193 and will be available until 11:59 PM Eastern Time, November 19, 2026. An archive of the webcast will also be available here shortly after the call and will be available for one year.

Upcoming Q4 2026 Conference Participation

●
Cantor 2026 Crypto, FinTech, AI & Energy Infrastructure Conference taking place on Wednesday, November 11 in Miami
●
Reagan National Defense Forum (RNDF) taking place at the Ronald Reagan Presidential Library on Dec. 4-5 in Simi Valley, Calif.
●
Northland 2026 Growth Conference taking place virtually on Wednesday, December 16

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA and Adjusted EPS are financial measures that are not required by or presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the Company’s results period over period.

Adjusted EBITDA is defined as net income (loss) attributable to IonQ, Inc. before net income (loss) attributable to noncontrolling interests, interest income, interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation, executive cash-based severance, changes in fair value from recurring fair value measurements (such as warrant liabilities, contingent consideration, and investments), offering costs associated with warrants, acquisition transaction and integration costs, and non-cash legal settlements and related costs. Adjusted EPS is defined as net income (loss) per share attributable to IonQ, or EPS, excluding the impact of stock-based compensation, executive cash-based severance, changes in fair value from recurring fair value measurements (such as of warrant liabilities, contingent consideration, and investments), offering costs associated with warrants, acquisition transaction and integration costs, and non-cash legal settlements and related costs. IonQ uses Adjusted EBITDA and Adjusted EPS to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and that may not be indicative of recurring operations.

The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. IonQ shows a reconciliation of its non-GAAP measures to the most directly comparable GAAP measures at the end of this release.

Quantum Computing and Commercial Revenue

Quantum computing revenue includes sales of our quantum computing systems and hardware, related maintenance, training, and support, consulting services, including those related to applications development, and revenue from providing access to our quantum computers through quantum-computing-as-a-service (QCaaS). Commercial revenue includes all enterprise agreements with non-U.S. government customers, including agreements with leading universities.

Remaining Performance Obligations

Remaining performance obligations (RPOs) represent the total transaction price from signed contracts that has been allocated to performance obligations that are unsatisfied (or partially unsatisfied) as of the end of the reporting period. This includes both funded (firm orders for which funding has been authorized and appropriated) and unfunded (firm orders for which funding has not yet been appropriated) portions of the contract. Unexercised contract options are not included in remaining performance obligations until the time the option is exercised. We have conformed SkyWater’s RPO presentation with the existing IonQ policy. This policy incorporates all contracts, including those with expected durations of less than one year.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading full-stack quantum platform and foundry - delivering integrated quantum solutions across computing, networking, sensing, and security. IonQ’s newest generation of quantum computers, the Superion, is the latest in a line of cutting-edge systems. Earlier systems have helped customers and partners including Amazon Web Services and AstraZeneca achieve 20x performance results and accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. In 2025, the Company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has operations across North America, Latin America, EMEA, and APAC. Our quantum computing services have been available through all major cloud providers since 2021, while we also meet the needs of networking and sensing customers across land, sea, air, and space. IonQ is making quantum platforms more accessible and impactful than ever before. Learn more at IonQ.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our guidance and market consensus as to future results, our future product deliveries and contract performance, our OnRamp Foundry Initiative, future demand for our technologies, Elisity’s technological capabilities and leadership, the growing demand for quantum solutions and our ability to continue investing in our technology, manufacturing infrastructure and commercial capabilities and to scale the business. In some cases, you can identify these statements by forward-looking words such as “planned,” “accelerate,” “expect,” “believe,” “outlook,” “project,” “could,” “can,” “may,” “will,” “guidance,” “expectations,” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the Securities and Exchange

Commission. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$173,831	$39,866	$318,549	$68,126
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	135,804	21,253	245,168	33,895
Research and development	141,670	66,298	428,037	209,610
Sales and marketing	48,526	14,441	110,857	33,928
General and administrative	153,264	82,505	359,454	154,418
Depreciation and amortization	127,642	24,182	216,858	41,359
Total operating costs and expenses	606,906	208,679	1,360,374	473,210
Loss from operations	(433,075)	(168,813)	(1,041,825)	(405,084)
Gain (loss) on change in fair value of warrant liabilities	896,156	(881,847)	304,669	(882,930)
Interest income, net	19,844	14,437	80,057	26,469
Interest expense	(2,315)	—	(2,315)	—
Offering costs associated with warrants	—	(22,847)	—	(22,847)
Other income (expense), net	(59,198)	(980)	4,387	(697)
Income (loss) before income tax benefit (expense)	421,412	(1,060,050)	(655,027)	(1,285,089)
Income tax benefit (expense)	141,702	4,438	154,151	19,695
Net income (loss)	$563,114	$(1,055,612)	$(500,876)	$(1,265,394)
Net income (loss) attributable to noncontrolling interests	(843)	(657)	(2,451)	(1,349)
Net income (loss) attributable to IonQ, Inc.	$563,957	$(1,054,955)	$(498,425)	$(1,264,045)
Net income (loss) per share attributable to IonQ, Inc. Common stockholders
Basic	$1.42	$(3.58)	$(1.34)	$(4.89)
Diluted	$1.35	$(3.58)	$(1.34)	$(4.89)
Weighted average shares used in computing net income (loss) per share attributable to IonQ, Inc. common stockholders
Basic	388,585,082	294,524,786	371,798,334	258,324,714
Diluted	400,865,291	294,524,786	371,798,334	258,324,714

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$209,454	$1,030,865
Short-term investments	788,458	1,361,291
Accounts receivable, net	165,076	66,532
Contract assets, net	57,230	—
Prepaid expenses and other current assets	317,919	127,751
Total current assets	1,538,137	2,586,439
Long-term investments	664,482	944,643
Property and equipment, net	859,423	120,145
Intangible assets, net	1,145,061	767,432
Goodwill	3,222,103	1,963,584
Other noncurrent assets	423,746	188,115
Total Assets	$7,852,952	$6,570,358
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$69,581	$26,138
Accrued expenses and other current liabilities	175,268	98,571
Current portion of long-term debt	8,849	—
Contract liabilities	109,291	42,116
Total current liabilities	362,989	166,825
Long-term debt, net of current portion	56,761	—
Contract liabilities, net of current portion	132,519	1,921
Warrant liabilities	2,124,224	2,471,577
Other noncurrent liabilities	152,020	116,343
Total liabilities	$2,828,513	$2,756,666
Stockholders’ Equity:
Common stock	$41	$36
Additional paid-in capital	6,750,217	5,006,250
Accumulated deficit	(1,692,523)	(1,194,098)
Accumulated other comprehensive income (loss)	(67,362)	(12,671)
Total IonQ, Inc. stockholders’ equity	$4,990,373	$3,799,517
Noncontrolling interests	34,066	14,175
Total stockholders’ equity	5,024,439	3,813,692
Total Liabilities and Stockholders’ Equity	$7,852,952	$6,570,358

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(500,876)	$(1,265,394)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	216,858	41,359
Stock-based compensation	417,268	205,366
(Gain) loss on change in fair value of warrant liabilities	(304,669)	882,930
Deferred income taxes	(154,797)	(19,885)
(Gain) loss on change in fair value of contingent consideration	(23,277)	288
(Gain) loss on change in fair value of strategic investments	(5,597)	(136)
Other, net	10,783	(447)
Changes in operating assets and liabilities:
Accounts receivable	(18,469)	(15,849)
Contract assets	(32,018)	—
Prepaid expenses and other current assets	(141,537)	(42,572)
Accounts payable	6,114	(17,413)
Accrued expenses and other current liabilities	(47,398)	27,777
Contract liabilities	15,098	268
Other assets and liabilities	(7,801)	(4,969)
Net cash provided by (used in) operating activities	$(570,318)	$(208,677)
Cash flows from investing activities:
Purchases of property and equipment	(34,924)	(7,628)
Purchases of available-for-sale securities	(588,328)	(1,252,367)
Maturities of available-for-sale securities	1,099,900	407,730
Sales of available-for-sale securities	326,974	—
Purchases of strategic investments	(150,500)	—
Businesses acquired, net of cash paid and acquired	(926,230)	(13,100)
Other investing, net	(3,962)	(8,267)
Net cash provided by (used in) investing activities	$(277,070)	$(873,632)
Cash flows from financing activities:
Proceeds from common stock and warrant issuance, net of issuance costs	—	1,358,254
Proceeds from stock options exercised	17,645	11,468
Proceeds from warrants exercised	8,707	6,708
Principal payments on long-term debt	(1,704)	—
Other financing, net	3,693	986
Net cash provided by (used in) financing activities	$28,341	$1,377,416
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(1,693)	375
Net change in cash, cash equivalents and restricted cash	(820,740)	295,482
Cash, cash equivalents and restricted cash at the beginning of the period	1,037,748	56,840
Cash, cash equivalents and restricted cash at the end of the period	$217,008	$352,322

IonQ, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

(in thousands, except per share data)

Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) attributable to IonQ, Inc.	$563,957	$(1,054,955)	$(498,425)	$(1,264,045)
Net income (loss) attributable to noncontrolling interests	(843)	(657)	(2,451)	(1,349)
Interest income, net	(19,844)	(14,437)	(80,057)	(26,469)
Interest expense	2,315	—	2,315	—
Income tax (benefit) expense	(141,702)	(4,438)	(154,151)	(19,695)
Depreciation and amortization	127,642	24,182	216,858	41,359
Stock-based compensation	146,906	72,945	417,268	205,366
Executive cash-based severance	2,582	7,392	5,188	7,392
(Gain) loss on changes in fair value measurements	(857,178)	881,847	(333,542)	882,930
Offering costs associated with warrants	—	22,847	—	22,847
Acquisition transaction and integration costs	42,732	16,363	70,838	32,303
Non-cash legal settlements and related costs	(175)	—	5,525	—
Adjusted EBITDA(1)	$(133,608)	$(48,911)	$(350,634)	$(119,361)

(1) During the three and nine months ended September 30, 2026, Adjusted EBITDA includes $23.7 million and $60.2 million, respectively, in research and development costs related to our commercial relationship with SkyWater.

Net Income (Loss) per Share to Adjusted EPS

	Three Months Ended September 30,
	2026		2025
	Amount	Per Share	Amount	Per Share
Net income (loss) per share attributable to IonQ, Inc. Common stockholders		$1.42		$(3.58)
Stock-based compensation	$146,906	0.38	$72,945	0.25
Executive cash-based severance	2,582	0.01	7,392	0.03
(Gain) loss on changes in fair value measurements	(857,178)	(2.21)	881,847	2.99
Offering costs associated with warrants	—	—	22,847	0.08
Acquisition transaction and integration costs	42,732	0.11	16,363	0.06
Non-cash legal settlements and related costs	(175)	—	—	—
Adjusted EPS		$(0.29)		$(0.17)

	Nine Months Ended September 30,
	2026		2025
	Amount	Per Share	Amount	Per Share
Net income (loss) per share attributable to IonQ, Inc. Common stockholders		$(1.34)		$(4.89)
Stock-based compensation	$417,268	1.12	$205,366	0.79
Executive cash-based severance	5,188	0.01	7,392	0.03
(Gain) loss on changes in fair value measurements	(333,542)	(0.90)	882,930	3.42
Offering costs associated with warrants	—	—	22,847	0.09
Acquisition transaction and integration costs	70,838	0.19	32,303	0.13
Non-cash legal settlements and related costs	5,525	0.01	—	—
Adjusted EPS		$(0.91)		$(0.43)

Contacts

IonQ Media Contact:

media@ionq.co

IonQ Investor Contact:

investors@ionq.co